As filed with the Securities and Exchange Commission on May 26, 2009
Registration No. 333-____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
____________________

HOOPER HOLMES, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	22-1659359 (I.R.S. Employer Identification No.)

170 Mt. Airy Road Basking Ridge, New Jersey (Address of principal executive offices)	07920 (Zip Code)
Hooper Holmes, Inc. 2008 Omnibus Employee Incentive Plan
(Full title of the plan)
Roy H. Bubbs Chief Executive Officer Hooper Holmes, Inc. 170 Mt. Airy Road Basking Ridge, New Jersey (908) 766-5000 (Name, address and telephone number of agent for service)	Copy to: Alexander P. Moon, Esq. Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, New York 10036 (212) 858-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer 	Accelerated filer 	Non-Accelerated filer 	Smaller Reporting Company ☒
(Do not check if a
smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered (1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.04 per share	5,000,000	$0.38	$1,900,000	$107

(1)      The securities to be registered include options and rights to acquire Common Stock.
(2)      Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)      Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the NYSE AMEX Market on May 21, 2009.

____________________

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                      Plan Information.*

Item 2.                      Registrant Information and Employee Plan Annual Information.*

*           Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K dated December 31, 2008 and filed on March 16, 2009.

(b) The description of Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A, filed on May 29, 1985, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (excluding any portions thereof furnished under Item 2.02 or 7.01 and any exhibits relating to Item 2.02 or 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. 1350), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable

Item 5. Interests of Named Experts and Counsel.

Not applicable

Item 6. Indemnification of Directors and Officers.

Under the Registrant’s bylaws, the Registrant agrees to indemnify (a) any person made a party to an action by or in the right of the Registrant to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Registrant, against the reasonable expenses, including attorneys’ fees actually and necessarily incurred by him in connection with the defense of such action, and/or with any appeal therein, and (b) any person made, or threatened to be made, a party to any action or proceeding, other than one by or in the right of the Registrant to procure a judgment in its favor, whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director or officer of the Registrant or served any other corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at the request of the Registrant, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, in each case to the fullest extent permissible under Sections 721 through 726 of the New York Business Corporation Law or the indemnification provisions of any successor statute.

Reference is made to Sections 721-726 of the New York Business Corporation Law, which are summarized below.

Section 721 of the New York Business Corporation Law provides, among other things, that indemnification pursuant to the New York Business Corporation Law will not be deemed exclusive of other indemnification rights to which a director or officer may be entitled, provided that no indemnification may be made if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty, and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the New York Business Corporation Law provides, among other things, that a corporation may indemnify a person made, or threatened to be made, a party to any civil or criminal action or proceeding, other than an action by or in the right of the corporation to procure judgment in its favor but including an action by or in the right of any other corporation or entity which any director or officer served in any capacity at the request of the corporation, by reason of the fact that he or his testator or intestate was a director or officer of the corporation or served such other entity in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service to any other entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. With respect to actions by or in the right of the corporation to procure judgment in its favor, Section 722(c) of the New York Business Corporation Law provides that a person who is or was a director or officer of the corporation or who is or was serving at the request of the corporation as a director or officer of any other corporation or entity may be indemnified only against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense or settlement of such an action, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service to any other entity, not opposed to, the best interests of the corporation and that no indemnification may be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and to the extent an appropriate court determines that the person is fairly and reasonably entitled to partial or full indemnification.

Section 723 of the New York Business Corporation Law specifies, among other things, the manner in which the corporation may authorize payment of such indemnification. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification may be made by the corporation only if authorized by any of the corporate actions set forth in Section 723 (unless the corporation has provided for indemnification in some other manner as otherwise permitted by Section 721 of the New York Business Corporation Law).

Section 724 of the New York Business Corporation Law provides, among other things, that upon proper application by a director or officer, indemnification shall be awarded by a court to the extent authorized under Sections 722 and 723 of the New York Business Corporation Law.

Section 725 of the New York Business Corporation Law contains, among other things, certain other miscellaneous provisions affecting the indemnification of directors and officers, including provision for the return of amounts paid as indemnification if any such person is ultimately found not to be entitled to the indemnification.

Section 726 of the New York Business Corporation Law authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

The Registrant maintains insurance policies that insure its officers and directors against certain liabilities. The Registrant has also entered into agreements with certain of its officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as officers to the fullest extent permitted by law.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item. 8. Exhibits

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1	Power of Attorney (see signature page).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Basking Ridge, State of New Jersey, on the 26th day of May, 2009.

                         HOOPER HOLMES, INC.

                         By   /s/ Roy H. Bubbs
                            Roy H. Bubbs
                                                                            Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roy H. Bubbs and Michael J. Shea and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/Roy H. Bubbs Roy H. Bubbs	Chief Executive Officer (Principal Executive Officer) and Director	May 26, 2009
/s/Benjamin A. Currier Benjamin A. Currier	Director	May 26, 2009

/s/Leslie Hudson Leslie Hudson	Director	May 26, 2009
/s/Roy E. Lowrance Roy E. Lowrance	Director	May 26, 2009
/s/John W. Remshard John W. Remshard	Director	May 26, 2009

/s/Elaine Rigolosi Elaine Rigolosi	Director	May 26, 2009
/s/Kenneth R. Rossano Kenneth R. Rossano	Director	May 26, 2009
/s/Michael J. Shea Michael J. Shea	Senior Vice President and Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	May 26, 2009

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1	Power of Attorney (see signature page).